EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-53805 and 333-86997) of Atlantic Data Services, Inc. of our report dated April 26, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 24, 2002

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